Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of January 3, 2005, by and between Digital Theater Systems, Inc., a Delaware corporation (the “Corporation”), and John Lowry, as Stockholder Representative (the “Stockholder Representative”) of the former stockholders (the “Holders”) of Lowry Digital Images, Inc., a California corporation (the “Company”).

Reference is made to that certain Agreement and Plan of Merger (the Merger Agreement”) dated the date hereof by and among the Corporation, LIVE Acquisition Corp., a California corporation wholly owned by the Corporation (“Merger Sub”), the Holders and the Stockholder Representative.  Pursuant to Article III of the Merger Agreement, the Holders will be entitled to receive shares of Common Stock under certain circumstances, as additional consideration for the transactions contemplated by the Merger Agreement.  The parties desire to set forth herein their agreements as to the registration rights of each of the Holders with respect to such shares of Common Stock.  The execution and delivery of this Agreement by the Corporation with the Stockholder Representative is a condition to closing the transactions contemplated by the Merger Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Stockholder Representative hereby agree as follows:

SECTION I.                                                          Definitions.  As used in this Agreement, the following terms shall have the following meanings:

A.                                   “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

B.                                     “Common Stock” means the common stock, $.0001 par value per share, of the Corporation.

C.                                     “Exchange Act” means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

D.                                    “First Earnout Issuance Date” means the date on which shares of Common Stock are first issued to the Holders in satisfaction of the First Earnout Payment.

E.                                      “First Earnout Restricted Shares” means the shares of Common Stock, if any, issued to the Holders in satisfaction of the First Earnout Payment.  As to any particular First Earnout Restricted Shares, once issued, such First Earnout Restricted Shares shall cease to be First Earnout Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

F.                                      “Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Restricted Shares.

G.                                     “Primary Shares” means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Corporation in its treasury.

H.                                    “Restricted Shares” means the First Earnout Restricted Shares, if any, and the Second Earnout Restricted Shares, if any.

I.                                         “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

J.                                        “Second Earnout Issuance Date” means the date on which shares of Common Stock are issued to the Holders in satisfaction of the Second Earnout Payment.

K.                                    “Second Earnout Restricted Shares” means the shares of Common Stock, if any, issued to the Holders in satisfaction of the Second Earnout Payment.  As to any particular Second Earnout Restricted Shares, once issued, such Second Earnout Restricted Shares shall cease to be Second Earnout Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

L.                                      “Securities Act” means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

SECTION II.                                                      Required Registrations.  On any date following the First Earnout Issuance Date and on or prior to the one year anniversary of the First Earnout Issuance Date, if the Corporation shall be requested in writing by the Stockholder Representative to effect the registration under the Securities Act of any of the First Earnout Restricted Shares, the Corporation shall use commercially reasonable efforts to effect the registration under the Securities Act of the First Earnout Restricted Shares which the Corporation has been so requested to register.  In addition to the foregoing, on any date following the Second Earnout Issuance Date and on or prior to the one year anniversary of the Second Earnout Issuance Date, if the Corporation shall be requested in writing by the Stockholder Representative to effect the registration under the Securities Act of any of the Second Earnout Restricted Shares, the Corporation shall use commercially reasonable efforts to effect the registration under the Securities Act of the Second Earnout Restricted Shares which the Corporation has been so requested to register.  Notwithstanding the foregoing, the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

A.                                   (i) the Corporation shall not be obligated to use commercially reasonable efforts to cause to become effective a registration statement with respect to the First Earnout Restricted Shares prior to 180 days following the First Earnout Issuance Date and (ii) the Corporation shall not be obligated to use commercially reasonable efforts to cause to become effective a registration statement with respect to the Second Earnout Restricted Shares prior to 180 days following the Second Earnout Issuance Date;

B.                                     the Corporation shall not be obligated to use commercially reasonable efforts to file and cause to become effective (i) more than one registration statement with respect to the First Earnout Restricted Shares and more than one registration statement with respect to the Second Earnout Restricted Shares, (ii) any registration statement during any period in which any other registration statement (other than on Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days or (iii) any registration statement unless such registration statement relates to Restricted Shares having a minimum aggregate offering price of $1.0 million (based on the then-current market price or fair value of the Common Stock);

C.                                     the Corporation is eligible to use Form S-3 promulgated under the Securities Act or any successor form thereto;

D.                                    each Holder may only include on each registration statement (i) up to 50% of the First Earnout Restricted Shares issued to such Holder and (ii) up to 50% of the Second Earnout Restricted Shares issued to such Holder;

E.                                      the Corporation may delay the filing or effectiveness of any registration statement or suspend the sale of Restricted Shares under a registration statement if (i) the Corporation is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares, or (ii) there is material non-public information regarding the Corporation which the Corporation’s Board of Directors (the “Board”) reasonably determines not to be in the Corporation’s best interest to disclose and which the Corporation is not otherwise required to disclose, or (iii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Corporation which the Board reasonably determines not to be in the Corporation’s best interest to disclose and which the Corporation would be required to disclose under the registration statement, or (iv) the Corporation reasonably determines that such registration and offering would interfere with any material transaction involving the Corporation, as approved by the Board or would impair in any manner the registration rights granted to holders of Other Shares prior to the date of this Agreement, or (v) the Corporation has received notice in connection with the filing of a registration statement on behalf of the holder(s) of Other Shares (provided that in the case of (v), the Holders shall have the right to include their First Earnout Restricted Shares or Second Earnout Restricted Shares, as applicable, on such a registration if and to the extent permitted by the terms governing the registration rights held by the holders of such Other Shares);

F.                                      with respect to any registration pursuant to this Agreement, the Corporation shall give notice of such registration to the holders of all Other Shares which are entitled to registration rights under a written agreement with the Corporation that would permit such holders to be included in such registration, and the Corporation may include in such registration any Primary Shares or Other Shares, provided that, notwithstanding anything to the contrary in this Agreement, as between the Corporation and the Holders, any additional cost of including any such Primary Shares or Other Shares shall be the responsibility of the Corporation; and provided, further, however, that if the method of disposition selected by the Holders is an underwritten public offering and the managing underwriter of such offering advises the Corporation that the inclusion of all Restricted Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Restricted Shares proposed to be included in such registration, then the number of Restricted Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

1.                                       first, the Restricted Shares requested to be included in such registration (or, if necessary, such Restricted Shares pro rata among the holders thereof based upon the number of Restricted Shares requested to be registered by each such holder);

2.                                       second, the Other Shares which are entitled to registration rights; and

3.                                       third, the Primary Shares;

G.                                     if the method of disposition requested by the Holders is an underwritten public offering, the Company shall have the right, in its sole and exclusive discretion, to designate the underwriters of such offering; and

H.                                    at any time before the registration statement covering Restricted Shares becomes effective, the Stockholder Representative may request the Corporation to withdraw or not to file the registration statement.  In that event, if such request of withdrawal shall not have been caused by, or made in response to, the material adverse effect of an event on the business, properties, condition, financial or otherwise, or operations of the Corporation, the Holders shall be deemed to have used their registration rights under this Agreement with respect to their First Earnout Restricted Shares or Second Earnout Restricted Shares, as applicable, and the Corporation shall no longer be obligated to register such Restricted Shares.

SECTION III.                                                  Intentionally Omitted.

SECTION IV.                                                  Preparation and Filing.  If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Restricted Shares, the Corporation shall:

A.                                   subject to the provisions of Section II, use commercially reasonable efforts to cause a registration statement that registers such Restricted Shares to become and remain effective for a period of 30 days or until all of such Restricted Shares have been disposed of (if earlier);

B.                                     furnish, at least five business days before filing a registration statement that registers such Restricted Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Stockholder Representative, on behalf of the Holders (the “Holders’ Counsel”), and copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Holders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

C.                                     prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 30 days or until all of such Restricted Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Restricted Shares;

D.                                    notify in writing the Holders’ Counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Restricted Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

E.                                      use commercially reasonable efforts to register or qualify such Restricted Shares under such other securities or blue sky laws of such jurisdictions as the Stockholder Representative reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Restricted Shares owned by the Holders; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (E) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board determines to be contrary to the best interests of the Corporation;

F.                                      furnish to the Stockholder Representative such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Stockholder Representative may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

G.                                     notify the Stockholder Representative on a timely basis at any time when a prospectus relating to such Restricted Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Stockholder Representative, prepare and furnish to the Stockholder Representative a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

H.                                    use commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

I.                                         provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Restricted Shares;

J.                                        issue to any underwriter to which the Holders holding such Restricted Shares may sell shares in such offering certificates evidencing such Restricted Shares;

K.                                    list such Restricted Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use commercially reasonable efforts to qualify such Restricted Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.  (the “NASD”); and

L.                                      use commercially reasonable efforts to take all other steps necessary to effect the registration of such Restricted Shares contemplated hereby in accordance with the provisions of Section II hereof.

Each holder of the Restricted Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section IV(G) hereof, shall forthwith discontinue disposition of the Restricted Shares pursuant to the registration statement covering such Restricted Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section IV(G) hereof, and, if so directed by the Corporation, such Holder shall deliver to the Corporation all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Restricted Shares at the time of receipt of such notice.

SECTION V.                                                      Expenses.  All expenses incurred by the Corporation in complying with Section IV, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation’s counsel and accountants and fees and expenses of the Holders’ Counsel (but other than expenses that, as between the Corporation and the Holders, the Corporation is responsible for as provided for in Section II (E) hereof), shall be paid by the Holders selling such Restricted Shares.

SECTION VI.                                                  Indemnification.

A.                                   In connection with any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Restricted Shares, each underwriter, broker or any other person acting on behalf of the holders of Restricted Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Restricted Shares, such underwriter, such broker or such other person acting on behalf of the holders of Restricted Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Restricted Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the holders of Restricted Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Holder, underwriter, broker or other person acting on behalf of holders of the Restricted Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Restricted Shares which are the subject thereof, if a copy of such final prospectus had been made available to such person and such Holder, underwriter, broker or other person acting on behalf of holders of the Restricted Shares and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such Restricted Shares to such person.

B.                                     In connection with any registration of Restricted Shares under the Securities Act pursuant to this Agreement, each Holder of Restricted Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section VI) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Restricted Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by or on behalf of such Holder of Restricted Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Restricted Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Restricted Shares effected pursuant to such registration.

C.                                     Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section VI, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action.  In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section VI, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any one counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section VI.

D.                                    If the indemnification provided for in this Section VI is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

SECTION VII.                                  Information by Holder.  The Stockholder Representative shall furnish to the Corporation such written information regarding the Holders and the distribution proposed by the Holders as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION VIII.                                          Termination.  This Agreement shall terminate and be of no further force or effect on the earlier of (i) when there shall no longer be any Restricted Shares outstanding or (ii) such time as all of such remaining Restricted Shares may be sold in accordance with Rule 144.

SECTION IX.                                                 Successors and Assigns.  Subject to the provisions of Section XI, this Agreement shall bind and inure to the benefit of the Corporation and the Holders and the respective successors and assigns of the Corporation and the Holders.

SECTION X.                                                     Assignment.  The rights granted hereunder may not be assigned by any Holder.

SECTION XI.                                                 Entire Agreement.  This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement among the Corporation and the Holders with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION XII.                                             Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to the Corporation to::

Digital Theater Systems, Inc.
5171 Clareton Drive
Agoura Hills, CA 91301
	Facsimile:	(818) 706-8355
	Attention:	Blake Welcher, General Counsel

with a copy to (which shall not constitute notice):

Troy & Gould, Professional Corporation
1801 Century Park East, 16th Floor
Los Angeles, CA
	Facsimile:	(310) 201-4746
	Attention:	Lawrence Schnapp, Esq.

(ii)	if to the Stockholder Representative, to

John Lowry
24206 English Rose Place
Valencia, California 91354
	Telephone:	(661) 295-6665
	Telecopy:	(661) 295-3225

with a copy to (which shall not constitute notice):

Wolf, Rifkin, Shapiro & Schulman, LLP
11400 W. Olympic Blvd., Ninth Floor
Los Angeles, CA 90004
	Attention:	Richard Grant

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

SECTION XIII.                                         Modifications; Amendments, Waivers.  The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the Stockholder Representative.

SECTION XIV.                                         Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile counterpart signatures to this Agreement shall be acceptable at the Closing if the originally executed counterpart is delivered within a reasonable period thereafter.

SECTION XV.                                             Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

SECTION XVI.                                         Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION XVII.                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly therein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf, by its officer(s) thereunto duly authorized or for himself, as of the day and year first set forth above.

CORPORATION:

DIGITAL THEATER SYSTEMS, INC.

By:	/s/ Jon E. Kirchner
Its:	President and Chief Executive Officer

STOCKHOLDER REPRESENTATIVE

/s/ John Lowry
John Lowry